Consent of Independent Certified Public Accountants


First Investors Series Fund II, Inc.
95 Wall Street
New York, New York  10005

      We consent to the use in Post-Effective Amendment No. 17 to the Registration Statement on Form N-1A (File No. 33-46924) of our report dated October 30, 1998 relating to the September 30, 1998 financial statements of First Investors Series Fund II, Inc., which are included in said Registration Statement.




                                          /s/ TAIT, WELLER & BAKER
                                          ------------------------
                                          TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
January 21, 1999